Exhibit 32.1

CERTIFICATE OF CEO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Network 1 Financial Group, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard W. Hunt, Chief Executive Officer, Vice-President and Chairman (principal executive officer) hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: October 13, 2009	/s/ Richard W. Hunt
Richard W. Hunt
Chief Executive Officer